Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

LICENSE AND TRANSFER AGREEMENT

This license and transfer agreement (the “Agreement”) is entered into with effect as of April 18, 2016 (the “Effective Date”) by and between Pieris Pharmaceuticals, Inc., a Nevada corporation with a place of business at 255 State Street, 9th Floor, Boston, MA 02109 and Pieris Pharmaceuticals GmbH, a German company with a place of business at Lise-Meitner-Strasse 30, 85354 Freising, Germany (collectively and together with their Affiliates, “Pieris”) and Enumeral Biomedical Holdings, Inc., a Delaware corporation with a place of business at 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140 (together with its Affiliates, “Enumeral”).

Whereas, Enumeral possesses proprietary technology and intellectual property rights related to certain antibodies; and

Whereas, Pieris wishes to obtain one or more of such antibodies for development and commercialization and a license to intellectual property related to such antibodies; and

Whereas, Enumeral is willing to provide such antibodies and license such intellectual property to Pieris for development and commercialization of novel compounds comprising fusion proteins based on such antibodies in oncology; and

Therefore, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

Affiliate. The term “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party in question. As used in this definition of “Affiliate” only, the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

Anticalin®. The term “Anticalin®” shall mean, whether in nucleic acid or protein form, any mutein of any lipocalin. The term “mutein” shall mean a protein arising as a result of a mutation or a recombinant DNA procedure.

Commercially Reasonable Efforts. The term “Commercially Reasonable Efforts” shall mean such level of efforts required to carry out such obligation in a manner consistent with the efforts that a pharmaceutical company comparable with Pieris would devote at the same stage of development or commercialization, as applicable, for its own internally developed therapeutic products in a similar area with similar market potential, at a similar stage of their product life taking into account the existence of other competitive products in the market place or under development, the proprietary position of the product, the regulatory structure

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

involved, intellectual property considerations, the anticipated profitability of the product and other relevant factors. It is understood that such product potential may change from time to time based upon changing scientific, business and marketing and return on investment considerations. For avoidance of any doubt, Commercially Reasonably Efforts do not require Pieris to seek to market any therapeutic product in every country or seek to obtain regulatory approval in every country or for every potential indication.

Confidential Information. The term “Confidential Information” means all nonpublic information disclosed in oral, written, electronic or other form or otherwise learned by the Party receiving such information (the “Recipient”), including but not limited to information regarding the activities of the party disclosing such information (the “Discloser”), such as research, development, preclinical and clinical programs, data and results; pharmaceutical or biologic candidates and products; inventions, works of authorship, trade secrets, processes, conceptions, formulas, patents, patent applications, and licenses; business, product, marketing, sales, scientific and technical strategies, programs and results, including costs and prices; suppliers, manufacturers, customers, market data, personnel, and consultants; and other confidential matters related to Discloser. Pieris’ Confidential Information shall specifically include any and all non-public sequence information provided by Pieris to Enumeral of Anticalin® proteins and/or lipocalin muteins, any and all therapeutic or diagnostic information of Anticalin® proteins and/or lipocalin muteins including any therapeutic drug programs derived therefrom, any and all information disclosed by Pieris to Enumeral relating to target molecules of Anticalin® proteins; provided however that Pieris shall not disclose any information related to the target molecules of any Anticalin® to Enumeral without the prior written consent of Enumeral. “Enumeral Confidential Information” shall be Confidential Information disclosed by Enumeral and “Pieris Confidential Information” shall be Confidential Information disclosed by Pieris.

Calendar Quarter. The term “Calendar Quarter” means each three-month period in any year commencing with January 1 of such year.

Definitive Agreement. The term “Definitive Agreement” shall have the meaning set forth in Section 4.

Developed IP. The term “Developed IP” shall have the meaning set forth in Section 6.

Effective Date. The term “Effective Date” shall have the meaning set forth in the first paragraph of the Agreement.

Enumeral IP. The term “Enumeral IP” shall mean (i) Know-How Enumeral owns or controls with respect to the First Antibody as of the Effective Date, (ii) Know-How Enumeral owns or controls with respect to the Subsequent Antibody as of the Option Exercise Date (as defined in Section 4.7) and (iii) the, Patent Rights Enumeral owns or controls claiming the First Antibody and, upon the Option Exercise Date, the Subsequent Antibody (including, without limitation, any patents issuing on such patent applications, and any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, division, continuation or continuation-in-part with respect thereto during the Term); and in the case of each clause (i), (ii) and (iii) only as such Know How and Patent Rights relate to the First Antibody and/or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Subsequent Antibody, methods of using, administrating, manufacturing or formulating said First or Subsequent Antibody, useful or necessary for Pieris to develop and commercialize Products under this Agreement. The Patent Rights as of the Effective Date are listed in Exhibit A.

Exclusive Field. The term “Exclusive Field” shall mean the uses within the Field that employ a First Antibody and/or a Subsequent Antibody fused with or linked to one or more Anticalin® proteins.

Field. The term “Field” shall mean, all therapeutic, prophylactic, diagnostic and palliative uses for the diagnosis and treatment of cancer, provided that, subject to Section 4.8, any diagnostic uses shall be limited to Products and shall not include services until a Definitive Agreement is reached, which the Parties intend will provide for the inclusion of diagnostic services within the Field.

First Antibody. The term “First Antibody” shall mean, individually and collectively, the antibodies against PD-1 described in Exhibit B.

GLP Tox Study. The term “GLP Tox Study” means, with respect to a Product, a study conducted in accordance with GLP for the purposes of assessing the efficacy, safety or the onset, severity, and duration of toxic effects and their dose dependency to establish a profile sufficient to support the filing of an investigational new drug application.

Good Laboratory Practice or GLP. The term “Good Laboratory Practice” or “GLP” means the then-current Good Laboratory Practice Standards promulgated or endorsed by the U.S. Food and Drug Administration or in the case of any other country in the Territory, comparable regulatory standards promulgated or endorsed by that country, including those procedures expressed in or contemplated by any Regulatory Filings.

Infringed Patent. The term “Infringed Patent” shall mean an issued and unexpired patent (a) that has not been abandoned, held invalid, revoked, held or rendered unenforceable or lost through interference and (b) the claims of which would be infringed by Pieris’ making, using, selling, offering for sale or importing of the First Antibody, Subsequent Antibody, or any portion or component thereof, as the case may be.

Know-How. The term “Know-How” shall mean data, knowledge and information, including chemical manufacturing data, toxicological data, pharmacological data, preclinical data, formulations, specifications, quality control testing data, that are necessary or useful for the discovery, manufacture, development or commercialization of any Product existing as of the date of this Agreement. For avoidance of doubt, Know-How does not include the antibody screening technology licensed by Enumeral from the Massachusetts Institute of Technology (“MIT”) and further does not require Enumeral to provide samples of the First Antibody. The Parties will agree in writing whether and to what extent samples of any Subsequent Antibody are required in connection with the Definitive Agreement.

Maintenance Fee. The term “Maintenance Fee” shall have the meaning set forth in Section 4.

Major Markets. The term Major Markets means the territories of North America, European Union and Japan.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Marketing Authorization or MA. The term “Marketing Authorization” or “MA” shall mean shall mean any approvals, licenses, registrations or authorizations, including any pricing approvals, necessary for the sale of a Product on the market in any country of the Territory as granted by a competent regulatory authority.

Modifications. The term “Modifications” means an alteration, mutation or derivative of the First Antibody or any Subsequent Antibody invented, conceived or reduced to practice by or on behalf of Pieris, its Affiliates or its Sublicensees. For avoidance of doubt, Modification shall not mean the First Antibody or the Subsequent Antibody fused with or linked to an Anticalin.

Net Sales. The term “Net Sales” shall mean shall mean for a Product in a particular period, the sum of (1) and (2):

(1) the gross amount invoiced by Pieris for sale of Products to Third Parties in the Field and Territory, excluding transactions transferring a Product to a Pieris Affiliate, Sublicensee, distributor and/or agent for resale, less the sum of the following items:

(a)	customary trade, prompt payment, quantity or cash discounts to the extent actually allowed and taken;

(b)	amounts repaid or credited by reason of rejection, recalls or returns;

(c)	to the extent separately stated on purchase orders, invoices or other documents of sale, any taxes, duties, tariffs or other governmental charges levied on the production, sale, transportation, delivery or use of a Product;

(d)	outbound transportation costs prepaid or allowed and costs of insurance of transit;

(e)	discounts or rebates or other payments required by law to be made under Medicaid, Medicare or other governmental special medical assistance programs to the extent actually allowed and taken; and

(f)	amounts written off by reason of uncollectible bad debt, but not to exceed [***] ([***]) of the Net Sales per calendar year.

No other deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by Pieris and on its payroll, or for the cost of collections. Products shall be considered “sold” ninety (90) days after billing or invoicing, or upon receipt of payment, whichever comes first, provided, however, that Products are actually shipped to customers.

(2) for Sublicensees, the net sales amounts reported on a calendar quarterly basis to Pieris in accordance with the Sublicensee contractual terms and their then-currently used accounting standards (provided, however, that such accounting standards are consistent with the US GAAP and/or IFRS or such other internationally recognized accounting standards as may be agreed by the Parties).

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Party. The term “Party” shall mean Pieris or Enumeral, as the case may be, and “Parties” shall mean Pieris and Enumeral collectively.

Patent Rights. The term “Patent Rights” shall mean all rights under any patent or patent application, in any country of the Territory, including any patents issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, division, continuation or continuation-in-part to any of the foregoing.

Phase I Clinical Trial. The term “Phase I Clinical Trial” means a human clinical trial for any Product in any country that would satisfy the requirements of 21 CFR 312.21(a).

Phase II Clinical Trial. The term “Phase II Clinical Trial” means a human clinical trial conducted in any country that would satisfy the requirements of 21 CFR 312.21(b) and is intended to explore one or more doses, dose response, and duration of effect, and to generate initial evidence of clinical activity and safety, for any Product in the target patient population.

Phase III Clinical Trial. The term “Phase III Clinical Trial” means a clinical trial in an extended human patient population designed to obtain data determining efficacy and safety of any Product to support regulatory approvals in the proposed therapeutic indication, as more fully defined in 21 C.F.R. §312.21(c), or its successor regulation, or the equivalent in any foreign country.

Product. The term “Product” shall mean a fusion protein, or formulations containing such fusion protein, that constitutes a First Antibody, Subsequent Antibody and/or Modification, which First Antibody, Subsequent Antibody, or any component or portion thereof, and/or Modification is fused with or linked to at least one Anticalin®. For avoidance of doubt, Product may also include a First Antibody, Subsequent Antibody and/or Modification that is fused with or linked to an Anticalin® and one or more additional proteins. The term “Product” expressly includes bi- and multi-specific fusion proteins against at least two and up to an unlimited number of targets.

Royalty Term. The term “Royalty Term” shall mean, with respect to a Product and for a given country, the period of time commencing on the date of first commercial sale of the Product in such country and ending on the later of the date that is (a) ten (10) years after the date of the first commercial sale of the Product in such country, or (b) the expiration of the last to expire or lapse of any valid claims of Patent Rights owned by Enumeral and filed as of the Effective Date in such country covering the use, import, offering for sale, or sale of the Product.

Sublicensee. The term “Sublicensee” shall mean an entity to which Pieris has licensed any right (through one or multiple tiers) pursuant to this Agreement.

Subsequent Antibody. The term “Subsequent Antibody” shall mean the antibody or antibodies which principally and specifically bind(s) to one of the target sites known as [***] owned by Enumeral other than the First Antibody that is licensed by Pieris pursuant to Section 4.7, as will be more specifically described in Exhibit C included in the Definitive Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Territory. The term “Territory” shall mean all countries of the world.

Term. The term “Term” shall have the meaning set forth in Section 9.1.

Third Party. The term “Third Party” shall mean any party other than Pieris or Enumeral.

2. Grant of License and Transfer

2.1 License to Pieris. Subject to the terms and conditions hereof, Enumeral hereby grants to Pieris during the Term a currently effective, royalty bearing, non-exclusive (except as to the Exclusive Field) right and license (including the right to sublicense through multiple tiers), under Enumeral IP, to research, have researched, develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sold and have sold Products in the Field and in the Territory.

2.2 Transfer. Within ten (10) days of payment of the Initial Fee, Enumeral shall provide to Pieris the full sequence information for the First Antibody and relevant Know-How related to the First Antibody as described in the definition of Enumeral IP.

2.3 Exclusive Field. Until the completion of all royalty payments under Section 4.5, Enumeral hereby covenants and agrees it shall not practice in the Exclusive Field. For avoidance of any doubt, during such period of time, Enumeral shall not conduct any research or development efforts in the Exclusive Field and shall not file any patent applications claiming any invention in the Exclusive Field or assist Third Parties in doing so. Enumeral further shall not out-license any Enumeral IP for use in the Exclusive Field to any party other than Pieris and shall, if applicable, include in any out-license or other agreement a restriction prohibiting the use of a First Antibody and/or Subsequent Antibody in the Exclusive Field. Enumeral shall remain responsible for enforcement of this Section and shall by liable for any breach of this Section by any licensee or sublicensee of Enumeral that violate this Section. Notwithstanding the foregoing, nothing herein shall be deemed to prevent any Third Party from acquiring Enumeral, even if it is engaged in the research, development or sale of lipocalins, provided it does not use such lipocalins with any Enumeral IP during the period herein.

2.4 Sublicenses. Pieris shall have the right to sublicense or subcontract (through multiple tiers) without the prior consent of Enumeral; provided, however, that in the event of such sublicensing, (a) such Sublicensees will be subject to at least the same confidentiality and diligence obligations Pieris has hereunder, and (b) Pieris will remain liable for all the terms and conditions of this Agreement and for any breach by the Sublicensee of these terms, (c) Pieris promptly notifies Enumeral of any Sublicense along with the identity of the applicable Sublicensee(s), and (d) all Sublicenses shall be in writing. Pieris shall not sublicense the First Antibody, any Subsequent Antibody or a Modification unless it is part of a Product.

3. Diligence.

3.1 Diligence. During the Term of the Agreement, Pieris shall use Commercially Reasonable Efforts to develop at least one Product for sale in at least each of the Major Markets.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

4. Payments.

4.1 Initial Fee. Pieris shall pay to Enumeral an initial fee of $250,000, which shall be due upon execution of this Agreement and paid within fifteen (15) days of the Effective Date.

4.2 Maintenance Fee. By May 31, 2016 Pieris shall pay to Enumeral a maintenance fee of $750,000 (“Maintenance Fee”). In the event that Pieris does not pay this Maintenance Fee, the Agreement shall terminate and the license under Section 2.1 shall automatically terminate. For the avoidance of doubt, the non-payment of the Maintenance Fee shall not be deemed a breach of this Agreement and other than the initial fee set forth in Section 4.1, Pieris shall have no further financial obligation to Enumeral. Simultaneous with the payment of the Maintenance Fee by Pieris, the Parties shall execute a full license and transfer agreement including customary contractual terms that set forth all rights and obligations of the Parties (“Definitive Agreement”) and superseding this Agreement, which the Parties hereby agree to diligently negotiate in good faith upon execution of the Agreement. If the Parties fail to agree on a Definitive Agreement by the due date for payment of the Maintenance Fee specified in this Section, Pieris may elect, upon its sole discretion, to pay the Maintenance Fee and this Agreement shall continue to govern the rights and obligations of the Parties. For avoidance of any doubt, Enumeral shall not have the right to terminate this Agreement for failure to execute the Definitive Agreement. Moreover, failure to execute a Definitive Agreement shall not affect any of Pieris’ or Enumeral’s rights under this Agreement.

4.3 Development Milestone Payments. With respect to each of the First Antibody and the Subsequent Antibody, Pieris shall pay the following milestone payments to Enumeral by the later of (i) [***] days of the occurrence of [***] Product (and [***][***] and [***][***] Product) to achieve each of the following events and (ii) [***] days of the occurrence of the following events for any corresponding milestone payment with respect to any payment from Sublicensee to Pieris:

Development Event	[***] Product, [***] indication	[***] Product or indication	[***] Product or indication
Start of GLP Tox Studies	[***]	[***]	[***]
Phase I Clinical Trial initiation (first in person dosing)	[***]	[***]	[***]
Phase II Clinical Trial initiation (first in patient dosing)	[***]
Phase III Clinical Trial initiation	[***]	[***]	[***]
BLA filing US	[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

BLA or other marketing authorization filing EU	[***]
BLA or other marketing authorization filing JP	[***]
BLA or other marketing authorization approval US	[***]
BLA or other marketing authorization approval EU	[***]
BLA or other marketing authorization approval JP	[***]
Total	[***]
Grand Total	$37,750,000 (thirty seven million seven hundred and fifty thousand dollars)

For avoidance of any doubt, in no event shall milestone payments paid by Pieris under this Section 4.3 exceed $37,750,000 (thirty-seven million seven hundred and fifty thousand dollars) for the First Antibody and $37,750,000 (thirty-seven million seven hundred and fifty thousand dollars) for the Subsequent Antibody.

4.4 Sales Milestone Payments. With respect to each of the First Antibody and the Subsequent Antibody, Pieris shall pay the following sales milestone payments to Enumeral by the later of (i) [***] days of the occurrence of [***] and [***] Product to achieve each of the following events and (ii) [***] days of the occurrence of the following events for any corresponding milestone payment with respect to any payment from Sublicensee to Pieris:

Net sales threshold	[***] Product	[***] Product
1st year with Net Sales [***]	[***]	[***]
1st year with Net Sales [***]	[***]	[***]
1st year with Net Sales [***]	[***]	[***]
Total	[***]	[***]
Grand Total	$67,500,000 (sixty seven million five hundred thousand dollars)

For avoidance of any doubt, in no event shall milestone payments paid by Pieris under this Section 4.4 exceed $67,500,000 (sixty-seven million five hundred thousand dollars) for the First Antibody and $67,500,000 (sixty-seven million five hundred thousand dollars) for the Subsequent Antibody. Net Sales shall be calculated on a worldwide basis.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

4.5 Royalty Payments. During the Royalty Term, Pieris shall pay the following royalty payments to Enumeral within the time set forth in Section 5.2(b):

Royalty Tier	Royalty Rate on incremental annual Net Sales
[***] in Net Sales	[	***]
[***] in Net Sales	[	***]
[***] in Net Sales	[	***]
[***] in Net Sales	[	***]

Royalty payments under this Section 4.5 shall be incremental and calculated and paid on a Product-by-Product and on a worldwide basis. For avoidance of doubt, the Royalty Term shall be on a country-by country basis and a royalty under this Section 4.5 shall not be paid for Net Sales in countries where the Royalty Term has expired.

4.6 Royalty Payment Reduction.

4.6(a) In the event that Pieris is required to enter into a license or other agreement and pay a license fee or royalty to any Third Party for an Infringed Patent, the royalty payment described in Section 4.5 shall be reduced by the amount of such Third Party payment, up to fifty percent (50%) of the royalty payment for each calendar year. For the avoidance of doubt, in no event shall the royalty rate under Section 4.5 be reduced by more than fifty percent (50%) in any period.

4.6(b) In the event that no valid patent claim issues from the Enumeral IP covering the First Antibody or Subsequent Antibody in a country or that all claims of the Enumeral IP covering the First Antibody or Subsequent Antibody are subsequently invalidated in a country, then the royalty shall be reduced by [***] ([***]) for the duration of the Royalty Term on a country-by-country basis. For the avoidance of doubt, in no event shall the royalty rate under Section 4.5 be reduced by more than [***] ([***]) in any period.

4.7 Subsequent Antibody Payment. Enumeral hereby grants to Pieris an exclusive option, for a period ending 12 months after the Effective Date, to license one (1) Subsequent Antibody owned or controlled by Enumeral in order to develop and commercialize one or more additional Products within the Field. Such Subsequent Antibody shall be identified by Pieris to Enumeral in writing no later than the time the Maintenance Fee is paid pursuant to Section 4.2. If Pieris wishes to exercise the option, Pieris shall pay Enumeral [***] within [***] days of Pieris’ written notice to Enumeral of its election to exercise the option (“Option Exercise Date”) described in this section and within [***] days of such payment, Enumeral shall provide to Pieris the full sequence information and any related Know-How for the Subsequent Antibody useful or necessary for Pieris to develop and commercialize Products under this Agreement. In the event that Pieris makes such an election, the Definitive

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Agreement (or this Agreement, in the event that there is no Definitive Agreement) shall apply to the Subsequent Antibody mutatis mutandis as if the Subsequent Antibody was a new First Antibody, meaning all terms shall apply to it in addition to the application of the terms to the First Antibody.

4.8 Diagnostic Services Payment. For a Product used in connection with a diagnostic service, the Parties shall negotiate in good faith a payment structure for such services in the Definitive Agreement by Pieris to Enumeral. Such payment structure shall be in view of Enumeral’s Third Party obligations to the Massachusetts Institute of Technology and shall take into account the Parties’ desire to maintain the same overall economic structure as set forth in this Agreement.

4.9 Development and Commercialization. Pieris shall be solely responsible for development and commercialization of all Products under this Agreement, and shall have no obligation to consult with Enumeral regarding such development or commercialization activities.

5. Reports; Payments; Records.

5.1 Reports and Payments.

(a) Reports. Within [***] days after the conclusion of each Calendar Quarter commencing with the first Calendar Quarter in which Net Sales are generated, Pieris shall deliver to Enumeral a report containing the following information (in each instance, on a Product-by-Product basis):

(i) the amount of Products sold, leased or otherwise transferred or performed by Pieris, its Affiliates and Sublicensees for the applicable Calendar Quarter;

(ii) the gross amount billed or invoiced for Products sold, leased or otherwise transferred or performed by Pieris, its Affiliates and Sublicensees during the applicable Calendar Quarter;

(iii) a calculation of Net Sales for the applicable Calendar Quarter;

(v) the total amount payable to Enumeral in U.S. Dollars on Net Sales for the applicable Calendar Quarter, together with the exchange rates used for conversion.

Each such quarterly report shall be certified on behalf of Pieris by its chief financial officer as true, correct and complete in all material respects. If no amounts are due to Enumeral for a particular Calendar Quarter, the report shall so state. To the extent that any of the information described in this Section 5.1(a) is not received from a Sublicensee, Pieris shall not be required to provide such information to Enumeral but shall take actions to obtain such information.

(b) Payment. Within the later of (i) [***] days after the end of each Calendar Quarter and (ii) [***] days after the end of each Quarter with respect to any payment from any Sublicensee, Pieris shall pay Enumeral all amounts due with respect to Net Sales for the applicable Calendar Quarter.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.2. Payment Currency. All payments due under this Agreement will be paid in U.S. Dollars. Conversion of foreign currency to U.S. Dollars will be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the applicable Calendar Quarter. Such payments will be without deduction of exchange, collection or other charges.

5.3. Records. Pieris shall maintain, and shall, if applicable, cause its Affiliates to maintain, complete and accurate records of Products that are sold, leased or transferred under this Agreement, any amounts payable to Enumeral in relation to such Products, which records shall contain sufficient information to permit Enumeral to confirm the accuracy of any reports or notifications delivered to Enumeral under Section 5.1. Pieris and its Affiliates, as applicable, shall retain such records relating to a given Calendar Quarter for at least [***] years after the conclusion of that Calendar Quarter, during which time Enumeral will have the right, at its expense, to cause an independent, certified public accountant to inspect such records of Pieris during normal business hours for the purposes of verifying the accuracy of any reports and payments delivered under this Agreement and Pieris’ compliance with the terms hereof. Such accountant or other auditor, as applicable, shall not disclose to Enumeral any information other than information relating to the accuracy of reports and payments delivered under this Agreement. The Parties shall reconcile any underpayment or overpayment within [***] days after the accountant delivers the results of the audit. If any audit performed under this Section 5.3 reveals an underpayment in excess of [***] in any calendar year, Pieris shall reimburse Enumeral for all amounts incurred in connection with such audit. For avoidance of doubt, Enumeral shall not have the right to audit or inspect Sublicensee(s) directly but may audit or inspect any applicable materials received from Sublicensee and in the possession of Pieris. Pieris, however, shall audit Sublicensees and require royalty and milestone reports in connection with any Sublicense. Enumeral may exercise its rights under this Section 5.3 only once every 12-month period and only with reasonable prior notice.

5.4. Late Payments. Any payments by Pieris that are not paid on or before the date such payments are due under this Agreement will bear interest at [***] percent ([***]%) per month. Interest will accrue beginning on the first day following the due date for payment and will be compounded quarterly. Payment of such interest by Pieris shall not limit, in any way, Enumeral’s right to exercise any other remedies Enumeral may have as a consequence of the lateness of any payment.

5.5. Payment Method. Each payment due to Enumeral under this Agreement shall be paid by check or wire transfer of funds to Enumeral’s account in accordance with written instructions provided by Enumeral. If made by wire transfer, such payments shall be marked so as to refer to this Agreement.

5.6. Withholding and Similar Taxes. If Pieris is required to withhold any amounts payable hereunder to Enumeral due to the applicable laws of any country, such amount will be deducted from the payment to be made by Pieris and remitted to the appropriate taxing authority for the benefit of Enumeral. Pieris will withhold only such amounts as are required to be withheld by applicable law in the country from which payment is being made.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Pieris shall submit to Enumeral originals of the remittance voucher and the official receipt evidencing the payment of the corresponding taxes with the applicable royalty report. Pieris will cooperate with Enumeral to provide such information and records as Enumeral may require in connection with any application by Enumeral to the tax authorities in any country, including attempt to obtain an exemption or a credit for any withholding tax paid in any country.

6. Intellectual Property.

6.1 Product Intellectual Property. Pieris shall have the right to file patent applications on inventions developed by, at the direction of, or under the sponsorship of Pieris (including but not limited to inventions conceived or reduced to practice by Pieris employees, contractors, consultants, and/or Sublicenses) related to any Product, materials, processes or other intellectual property generated under this Agreement including any manufacture, formulation or use thereof (“Developed IP”). For avoidance of doubt, Developed IP includes but is not limited to IP directed to the sequence for any Product and formulations, methods of use, and methods of manufacture thereof. In the event of termination of this Agreement, Pieris shall continue to own such intellectual property.

6.2 License to Enumeral. For any Developed IP that falls outside of the scope of the Product and Developed IP related to the Product (including but not limited to the Product formulations, methods of use of the Product, methods of manufacture of the Product, target-based claims including the Product, and the Exclusive Field) (collectively, the “Grantback IP”), Pieris hereby grants to Enumeral, on a claim-by-claim basis, a royalty free, fully paid up, non-exclusive license (with the right to sublicense) to any such claims from the Grantback IP; for the sake of clarity, nothing in the license granted under this Section 6.2 shall affect the scope of the Exclusive Field or the covenant by Enumeral under Section 2.3. Without limiting the foregoing, if Pieris files patent application and/or obtains a patent containing a claim or claims directed to a Modification (other than a Modification fused with or linked to an Anticalin), whether singly or one or more of many claims under a broader patent, then it (or such claims, as the case may be) shall be part of the Grantback IP licensed hereunder, including but not limited to a composition of matter and method of use or manufacture, and any vectors or host cells related thereto.

7. Liability and Indemnification.

7.1 Indemnity by Enumeral. Enumeral shall indemnify, defend and hold harmless Pieris, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Pieris Indemnitees”) from and against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) (i) incurred by or imposed upon the Pieris Indemnitees, or any of them, as a result of any claim by MIT, Whitehead Institute for Biomedical Research, the General Hospital Corporation (d/b/a Massachusetts General Hospital), the President and Fellows of Harvard College, and Howard Hughes Medical Institute (collectively the “MIT Agreement Parties”) in connection with any agreement between the MIT Agreement Parties and Enumeral, or (ii) incurred by or imposed upon the

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Pieris Indemnitees, or any of them, as a direct result of claims, suits, actions, demands or judgments of Third Parties arising out of or resulting from a breach of the representations and warranties hereunder (collectively, the “Pieris Indemnity Claims”).

7.2 Indemnity by Pieris. Pieris shall indemnify, defend and hold harmless Enumeral, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Enumeral Indemnitees”) against any Losses incurred by or imposed upon the Enumeral Indemnitees, or any of them, as a direct result of claims, suits, actions, demands or judgments of Third Parties arising out of or resulting from (i) the development, commercialization, manufacture or use of any Product either before or after the receipt of any MA or (ii) any breach of the representations and warranties hereunder (collectively, the “Enumeral Indemnity Claims”).

7.3 Conditions for Indemnification. A Person seeking recovery under this Section 7 (the “Indemnified Party”) in respect of a Claim shall give prompt notice of such Claim to the Party from whom indemnification is sought (the “Indemnifying Party”); and provided that the Indemnifying Party is not contesting its obligation under this Section 7, shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim; and further provided, that the Indemnifying Party shall (a) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to such Indemnified Party and (b) not settle or otherwise resolve such claim without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). Each Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Section 7.

7.4 Insurance. Each Party shall procure and maintain insurance, including, as applicable to Pieris and any of its Affiliates, product liability insurance, or shall self-insure, in each case in a manner adequate to cover its obligations under this Agreement and consistent with normal business practices of prudent companies similarly situated at all times during the Term and for a period of five (5) years thereafter. Each Party shall procure insurance or self-insure at its own expense. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Section 7. Each Party shall provide the other Party with written evidence of such insurance or self-insurance upon request. Each Party shall provide the other Party with prompt written notice prior to the cancellation, non-renewal or material change in such insurance.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8. Confidentiality.

8.1 Treatment of Confidential Information. With respect to Confidential Information of Discloser, Recipient agrees to: (a) use such Confidential Information solely as contemplated by this Agreement (including by Pieris for the development and commercialization of one or more Products) and for no other purpose; (b) hold such Confidential Information in confidence and not to disclose such Confidential Information to others, except to its employees, consultants and representatives who require Confidential Information in order to carry out the Purpose and who are subject to binding obligations of confidentiality and restricted use at least as protective as those of this Agreement; (c) protect the confidentiality of such Confidential Information using at least the same level of efforts and measures used to protect its own valuable confidential information, and at least commercially reasonable efforts and measures; and (d) notify Discloser as promptly as practicable of any unauthorized use or disclosure of such Confidential Information of which Recipient becomes aware.

8.2 Exceptions to Confidential Treatment. The obligations of Section 8.1 shall not apply to any Confidential Information that: (a) Recipient knew before learning it under this Agreement, as demonstrated by written records predating the date it was learned under this Agreement; (b) is now, or becomes in the future, publicly available except by an act or omission of Recipient; (c) a Third Party discloses to Recipient without any restriction on disclosure or breach of confidentiality obligations to which such Third Party is subject; or (d) Recipient independently develops without use of or reference to Confidential Information, as demonstrated by Recipient’s written records contemporaneous with such development.

8.3 Required Disclosures. Notwithstanding Section 8.1, Recipient may disclose Discloser’s Confidential Information to the extent and to the persons or entities required under applicable governmental law, rule, regulation or order provided that Recipient (a) first gives prompt written notice of such disclosure requirement to Discloser so as to enable Discloser to seek any limitations on or exemptions from such disclosure requirement and (b) reasonably cooperates at Discloser’s request in any such efforts by Discloser.

8.4 Ownership of Confidential Information. Subject to Section 8.6, Discloser retains all right, title and interest in and to its Confidential Information.

8.5 Publicity. Upon execution of this Agreement, the Parties may file the Form 8-K statements attached as Exhibit D. No disclosure of the existence, or the terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as otherwise set forth herein and/or to the extent as may be required by law or regulation (including, but not limited to, federal and state securities laws), for which prior written permission is not required. With respect to

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

any filing of this Agreement with the U.S. Securities and Exchange Commission, each Party will provide the other Party with reasonable advance notice and a copy of the portion of such proposed filing to which the Agreement directly relates. Each Party may provide comments and/or requests regarding any proposed confidential treatment of the Agreement or the terms and conditions of the Agreement, as the case may be, and the other Party will consider any reasonable comments and requests made with respect to such filing, provided that such comments and requests are consistent with applicable law and regulation. The Parties will agree to propose redaction of the same information on any confidential treatment application for this Agreement (and, if applicable, the Definitive Agreement). Notwithstanding this Section 8.5, each Party shall be permitted to issue, at a later date, public filings, presentations and press releases regarding this Agreement or the Definitive Agreement that contain information from the Parties’ Form 8-K statements attached as Exhibit D and, as applicable, the Enumeral press release attached as Exhibit E.

8.6 Ownership of Information and Data. All information generated by Pieris using Enumeral Confidential Information including but not limited to all data and information related to the Product shall be the sole property of Pieris and Pieris shall have the unlimited right to use and disclose such information. All information related to the Product, whether generated using Enumeral Confidential Information or otherwise, shall be the sole property of Pieris. Pieris shall have no obligation to disclose the information described in this Section 8.6 to Enumeral.

8.7 Third Party Disclosure. Notwithstanding anything in this Section 8, either Party may share the existence and terms of this Agreement and Enumeral Confidential Information related to the First Antibody with Third Parties under an obligation of confidentiality at least as restrictive as those of this Agreement and the CDA (as defined below) without the prior consent of the other Party. This includes the right to provide such information to potential investors in order to facilitate investment financing in connection with the development of one or more Products by Pieris. In all events, each Party remains subject to its obligations set forth herein and in the CDA.

8.8 Prior Agreements. The parties have previously entered into a Mutual Confidential Disclosure Agreement, dated October 9, 2015 (the “CDA”) and the Material Transfer and Non-Disclosure Agreement, dated January 27, 2016 (the “MTA”). Confidential Information under this Agreement includes all non-public information disclosed in connection with the CDA and the MTA. To the extent that there are any inconsistencies, this Agreement shall supersede the CDA and the MTA.

9. Term and Termination.

9.1 Term. The Term of this Agreement shall be from the Effective Date and, in the absence of early termination as provided for below, shall expire upon the expiration of the last to expire patent claim from the Enumeral IP covering the use, import, offering for sale or sale of any Product.

9.2 Termination by Pieris. Pieris may terminate this Agreement at any time upon thirty (30) days’ notice.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

9.3 Termination by Enumeral. Enumeral may terminate this Agreement if Pieris breaches any of its material obligations under this Agreement and fails to cure such breach within sixty (60) days (or thirty (30) days with respect to a breach of payment obligations by Pieris) following its receipt of written notice thereof from Enumeral if such breach is curable within the aforesaid period; provided, however, that, without limiting the application of Section 11.3 to this Agreement, if there is a dispute between the Parties in connection with such termination under this Section 9.3 shall be subject to the dispute resolution procedures of Section 11.3.

9.4 Termination for Insolvency. A Party shall have the right to terminate this Agreement in its entirety upon immediate written notice if the other Party (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all of a substantial part of its property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case under the Bankruptcy Code (as defined below) of any country, (iv) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code of any country, (v) takes a corporate action for the purpose of effecting any of the foregoing, or (vi) has an order for relief against it entered in an involuntary case under the Bankruptcy Code of any country and, in any of (i) through (v) above, the application, assignment, commencement, filing, or corporate action continues unstayed for, and/or is not otherwise discharged or withdrawn on or before, a period of sixty (60) days.

9.5 Effect of Termination. In the event of a termination of this Agreement, (a) Pieris may retain and shall not be required to provide Enumeral with information or materials related to any Products created or developed in connection with this Agreement, including the material described in Section 8.6 and (b) all licenses to Enumeral IP shall terminate and, until a Definitive Agreement is reached to more distinctly set forth the Parties’ rights post-termination, Pieris shall no longer have the right to develop and commercialize Products.

9.6 Survival. The following Sections shall survive termination or expiration of this Agreement:1, 4 (to the extent any payments are or will be earned as of or after termination), 5 (to the extent any payments are or will be earned as of or after termination), 6.1, 7, 8, 9, 10, 11.2, 11.3, 11,4, 11.5, 11.6, 11.7 and 11.8.

10. Representations and Warranties.

10.1 No Notice of Infringement. Enumeral warrants and represents that it has not received a cease and desist letter or otherwise been informed by a Third Party that it may be infringing intellectual property related to the First Antibody or that would otherwise adversely impair Pieris’ ability to develop and commercialize Products under this Agreement.

10.2 No Conflicting Obligation. Enumeral warrants and represents that it has the ability to enter into this Agreement and that no agreement with any Third Party, including MIT, conflicts with this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.3 Mutual Representations and Warranties. Pieris and Enumeral each represents and warrants to the other, as of the Effective Date (except as otherwise noted), as follows:

(a) Organization. It is a corporation or company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

(b) Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or company action and will not violate (a) such Party’s certificate of incorporation or bylaws (or equivalent organizational documents), (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any applicable laws, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

(c) Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms and conditions.

(d) No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

(e) Compliance with Law. During the Term, it will comply, and will ensure that its Affiliates comply, with all local, state, federal and international laws and regulations in all material respects in connection with its obligations hereunder, including, with respect to Pieris, those laws and regulations relating to the development, manufacture, use, sale and importation of Products.

11. Miscellaneous.

11.1 Bankruptcy. All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by Enumeral to Pieris are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that Pieris, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

11.2 Limitation on Damages. Other than the representations and warranties set forth herein, Pieris and Enumeral disclaim all other warranties, whether express or implied, with respect to each of their obligations hereunder, including whether one or more Products can be successfully developed or marketed. In no event shall either Pieris or Enumeral be liable for special, indirect, incidental or consequential damages arising out of this Agreement based on contract, tort or any other legal theory.

11.3 Dispute Resolution. In the event of any controversy, claim or counterclaim arising out of or in relation to this Agreement, the Parties will first attempt to resolve such controversy or claim through good-faith negotiation between Pieris’ CEO and Enumeral’s CEO, for a period of not less than thirty (30) days following written notification of such controversy or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

claim to the other Party. If such controversy or claim cannot be resolved by means of such negotiations during such period, then it will be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules. The place of arbitration will be New York, the language to be used in the arbitration proceedings will be English. Notwithstanding the foregoing, nothing shall prevent either Party from seeking injunctive or other similar equitable relief in in the venue permitted by Section 11.4.

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without reference to its conflict of laws principles. Subject to Section 11.3, the Parties consent to the exclusive jurisdiction of the state and federal courts of New York in the event that there is a dispute related to this Agreement.

11.5 Assignment. This Agreement may not be assigned or transferred by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party shall have the right to assign this Agreement to its Affiliates or to a Third Party in connection with: (i) an acquisition (of or by), a consolidation with, or merger into, any other corporation or other entity or person; (ii) any corporate reorganization wherein there is a change of control; or (iii) the sale of its business to which this Agreement is related; provided, however, that in any such transaction the assignee expressly obligates itself in a written instrument delivered to the non-assigning Party to this Agreement, on or before the date of closing of such transaction, to fully perform all of the obligations of the assigning Party under this Agreement. This right of assignment shall likewise be available to the assignee in the same manner as it is to the assigning Party, and subsequent assignees in like manner, provided that in each instance of assignment, the assignee provides the writing specified above to the non-assigning Party to this Agreement prior to the date of closing of such transaction.

11.6 Entire Understanding. This Agreement contains the entire understanding between the Parties hereto with respect to the within subject matter and supersedes any and all prior agreements, understandings and arrangements, whether written or oral.

11.7 Unenforceable Provisions and Severability. If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties. However, the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected, i.e. the Parties would presumably have concluded this Agreement without the unenforceable provisions.

11.8 Waiver and Amendment. This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of either Party at any time or times to require performance or to exercise any right arising out of any provisions shall in no manner affect the rights at a later time to enforce the same. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

time and shall be signed by such party. No single or partial exercise of any right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement. Except as expressly set forth in this Agreement, all rights and remedies available to a party, whether under this Agreement or afforded by applicable laws or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such party.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

In Witness Whereof, the Parties hereto have executed this Agreement as of the Effective Date.

Pieris Pharmaceuticals Inc.		Enumeral Biomedical Holdings Inc.

By:	/s/ Stephen Yoder	By:	/s/ John J. Rydzewski
Name:	Stephen Yoder	Name:	John J. Rydzewski
Title:	President and CEO	Title:	Executive Chairman of the Board
Date:	18 April 2016	Date:	April 18, 2016

Pieris Pharmaceuticals GmbH

By:	/s/ Stephen Yoder
Name:	Stephen Yoder
Title:	President and CEO
Date:	18 April 2016

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit A

Patent Rights as of the Effective Date

The subject matter that pertains to the First Antibody in the claims (but not, for example, subject matter that would apply to a different antibody even if contained in the same claim) of the following patent applications:

Patent Application No.	Filing Date

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit B

First Antibody Description

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C

Subsequent Antibody Descriptions

[As completed with the Definitive Agreement:]

Enumeral antibodies against [***] and [***], including humanized or chimeric sequences and other Know-How generated through the Option Exercise Date, to be described with specificity, in the event that one or both Subsequent Antibody Options are exercised.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit D

Pieris and Enumeral Form 8-K Filings

Pieris Form 8-K Disclosure:

On April 18, 2016, Pieris Pharmaceuticals, Inc. (the “Company”) and Pieris Pharmaceuticals GmbH, a wholly-owned subsidiary of the Company (together with the Company, “Pieris”), entered into a license and transfer agreement (the “Agreement”) with Enumeral Biomedical Holdings, Inc. (“Enumeral”), pursuant to which Pieris acquired a non-exclusive (except in the exclusive field described below) worldwide license to use specified patent rights and know-how owned by Enumeral to research, develop and market fusion proteins consisting of PD-1 antibodies linked to one or more Anticalin proteins for use in the oncology area. Enumeral also agreed not to practice or assist third parties in practicing in the exclusive field, consisting of licensed antibodies fused to Anticalin proteins in the oncology area.

Under the Agreement, Pieris agreed to pay Enumeral an upfront license fee of $250,000 and, on May 31, 2016, a $750,000 maintenance fee. Under the initial license, Pieris also agreed to pay to Enumeral development milestones of up to an aggregate of $37.8 million for all products and indications and sales milestones of up to an aggregate of $67.5 million for all products and indications. Pieris also agreed to pay Enumeral royalties within a range in the low to lower-middle single digits as a percentage of net sales depending on the amount of net sales in the applicable years. In the event that Pieris is required to pay a license fee or royalty to any third party related to the licensed products, the royalty payment due to Enumeral shall be reduced by the amount of such third party fees or payments, up to 50% of the royalty payment for each calendar year due to Enumeral.

Under the Agreement, Pieris has an option for twelve months after the date of the Agreement to license from Enumeral one of a specified set of antibodies owned by Enumeral for use in developing such fusion Anticalin proteins for use in the oncology area. If Pieris licenses an additional antibody pursuant to the option described above, Pieris must pay to Enumeral an additional undisclosed upfront payment, and any resulting fusion protein products will be subject to additional royalties and development and sales milestones in the same amounts applicable to the fusion proteins linking PD-1 and Anticalins under the initial license.

The term of the Agreement ends upon the expiration of the last to expire patent covered under the license. The Agreement may be terminated by Pieris on 30 days’ notice and by Enumeral upon 60 days’ notice of a material breach by Pieris (or 30 days with respect to a breach of payment obligations by Pieris), provided that Pieris has not cured such breach and dispute resolution procedures specified in the Agreement have been followed. The Agreement will also automatically terminate if Pieris elects to not make the maintenance fee payment described above.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which Pieris intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Enumeral Form 8-K Disclosure:

On April 18, 2016, Enumeral Biomedical Holdings, Inc. (with its subsidiaries, “Enumeral” or the “Company”) entered into a License and Transfer Agreement (the “Agreement”) with Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH (collectively, “Pieris”). Pursuant to the terms of the Agreement, Enumeral is granting Pieris a non-exclusive, royalty-bearing worldwide license to use specified Enumeral patent rights and know-how to research, develop and market fusion proteins consisting of Enumeral’s 388D4 family of anti-PD-1 antibodies linked to one or more Pieris Anticalin proteins for use in the oncology area. Enumeral has agreed not to practice or assist third parties in practicing in an exclusive field consisting of licensed antibodies fused to Anticalin proteins in the oncology area.

Pursuant to the Agreement, Pieris has agreed to pay Enumeral an upfront initial license fee of $250,000. The Agreement also provides that Pieris has an option to continue the license by paying Enumeral an additional maintenance fee in the amount of $750,000 by May 31, 2016. In the event that Pieris does not pay this maintenance fee by May 31, 2016, the Agreement expires and the license granted thereunder automatically terminates.

If Pieris elects to continue the license and pays Enumeral the maintenance fee, the Agreement provides that Pieris shall also receive an option for twelve months following the date of the Agreement to license from Enumeral one of a specified set of antibodies owned by Enumeral on the same terms and conditions as for Enumeral’s 388D4 family of anti-PD-1 antibodies (the “Subsequent Option”). In the event that Pieris exercises the Subsequent Option, Pieris will pay Enumeral an additional undisclosed license fee.

The terms of the Agreement provide for Pieris to pay Enumeral development milestones of up to an aggregate of $37.8 million upon the achievement of specified events, as well as net sales milestone payments of up to an aggregate of $67.5 million upon the achievement of specified net sales thresholds. Pieris also agrees to pay Enumeral royalties in the low-to-lower middle single digits as a percentage of net sales depending on the amount of net sales in the applicable years. In the event that Pieris is required to pay a license fee or royalty to any third party related to the licensed products, the royalty payment due to Enumeral shall be reduced by the amount of such third party fees or payments, up to 50% of the royalty payment for each calendar year due to Enumeral.

The Agreement also provides that in the event Pieris licenses an additional antibody pursuant to the Subsequent Option, any resulting fusion protein products will be subject to additional royalties and development and sales milestones in the same amounts applicable to the fusion proteins linking PD-1 and Anticalins under the initial license.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Pursuant to the terms of the Agreement, Enumeral will indemnify Pieris Indemnitees (as defined in the Agreement) against certain claims specified therein, including with respect to breaches of representations and warranties, as well as claims by the Massachusetts Institute of Technology and other specified entities who are parties to an agreement with Enumeral. In addition, Pieris will indemnify Enumeral Indemnitees (as defined in the Agreement) against certain claims specified therein, including with respect to breaches of representations and warranties, as well as with respect to the development, commercialization, manufacture or use of any Product before or after Marketing Authorization (as such terms are defined in the Agreement). The Agreement also contains customary representations and warranties for both Enumeral and Pieris.

The term of the Agreement ends upon the expiration of the last to expire patent covered under the license. The Agreement may be terminated by Pieris on 30 days’ notice and by Enumeral upon 60 days’ notice of a material breach by Pieris (or 30 days with respect to a breach of payment obligations by Pieris), provided that Pieris has not cured such breach and that dispute resolution procedures specified in the Agreement have been followed. The Agreement will also automatically terminate if Pieris elects to not make the maintenance fee payment described above.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit E

Enumeral Press Release

Enumeral and Pieris Pharmaceuticals Enter into

License and Transfer Agreement

CAMBRIDGE, Mass.—April 18, 2016—Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM) (“Enumeral” or the “Company”), a biotechnology company focused on discovering and developing novel antibody-based immunotherapies to help the immune system fight cancer and other diseases, today announced that it has entered into a License and Transfer Agreement (the “License Agreement”) with Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH (collectively, “Pieris”).

Pursuant to the terms and conditions of the License Agreement, Pieris is licensing from Enumeral specified intellectual property related to Enumeral’s anti-PD-1 antibody program ENUM 388D4 for the potential development and commercialization by Pieris of novel multispecific therapeutic proteins comprising fusion proteins based on Pieris’ Anticalins® class of therapeutic proteins and Enumeral antibodies in the field of oncology.

Under the License Agreement, Pieris has agreed to pay Enumeral a $250,000 initial license fee, and Enumeral is providing Pieris with sequence and related information for Enumeral’s 388D4 family of anti-PD-1 antibodies. The License Agreement provides that Pieris may continue the license by paying Enumeral an additional maintenance fee in the amount of $750,000 by May 31, 2016. In the event that Pieris does not pay this maintenance fee by May 31, 2016, the License Agreement expires and the license granted thereunder automatically terminates.

If Pieris elects to continue the license and pays Enumeral the maintenance fee, the License Agreement provides that Pieris shall also receive an exclusive twelve-month option to license Enumeral intellectual property related to an additional antibody program on the same terms and conditions as for the ENUM 388D4 family of anti-PD-1 antibodies (the “Subsequent Option”). The antibody subject to the Subsequent Option will be selected by Pieris from a specified list of antibodies owned by Enumeral. In the event that Pieris exercises the Subsequent Option, Pieris will pay Enumeral an additional undisclosed license fee.

The terms of the License Agreement provide for Pieris to pay Enumeral development milestones of up to an aggregate of $37.8 million upon the achievement of specified events, as well as net sales milestone payments of up to an aggregate of $67.5 million upon the achievement of specified net sales thresholds. Under the License Agreement, Pieris also agrees to pay Enumeral royalties in the low-to-lower middle single digits as a percentage of net sales depending on the amount of net sales in the applicable years. In the event that Pieris licenses an additional antibody pursuant to the Subsequent Option, any resulting fusion protein products will be subject to the same royalties and development and sales milestones applicable to the fusion proteins linking PD-1 and Anticalins under the initial license.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“We are excited that Pieris has decided to work with our antibody sequences, and we are encouraged that these sequences could become part of a novel class of therapeutic based on Pieris’ Anticalin platform,” said Cokey Nguyen, Ph.D., Enumeral’s Vice President of Research and Development. “Enumeral has been able to generate antibodies using our proprietary platform technology in a very efficient manner, and this transaction is further validation for the Enumeral approach. We look forward to working with Pieris as we pursue our mutual interests under the License Agreement.”

“Gaining access to Enumeral’s valuable PD-1 antibody IP not only enables Pieris to leverage its antibody-Anticalin multispecifics capabilities with a cornerstone immune checkpoint inhibitor, but also brings a high level of intra-pipeline synergy, including with Pieris’ lead CD137 bispecific immune costimulator candidate PRS-343,” commented Pieris President and CEO, Stephen S. Yoder. “This license gives Pieris an opportunity to independently develop anti-PD-1 antibody-Anticalin multispecific immune checkpoint inhibitors as next generation cancer immunotherapeutics.”

About Enumeral

Enumeral is a biopharmaceutical company discovering and developing novel antibody immunotherapies that help the immune system fight cancer and other diseases. The Company is building a pipeline focused on next-generation checkpoint modulators, with initial targets including PD-1, TIM-3, LAG-3, OX40, and VISTA. In developing these agents, Enumeral’s researchers apply a proprietary immune profiling technology platform that measures functioning of the human immune system at the level of individual cells, providing key insights for candidate selection and validation. For more information on Enumeral, please visit www.enumeral.com.

About Pieris

Pieris Pharmaceuticals is a clinical-stage biotechnology company that discovers and develops Anticalin-based drugs to target validated disease pathways in a unique and transformative way. Pieris’ pipeline includes immuno-oncology multi-specifics tailored for the tumor micro-environment, an inhaled Anticalin to treat uncontrolled asthma and a half-life-optimized Anticalin to treat anemia. Proprietary to Pieris, Anticalins are a novel class of protein therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin®, Anticalins® are registered trademarks of Pieris. For more information visit www.pieris.com.

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, Enumeral’s stock price, services, products and licenses. No assurances can be given

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, among others, the risks that (a) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, as well as the timing of such acceptance, (b) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (c) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (d) Enumeral’s ability to raise capital when needed and on acceptable terms and conditions, (e) Enumeral’s ability to comply with governmental regulation, (f) the intensity of competition, (g) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas and (h) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact

Enumeral Biomedical Holdings, Inc.

Kevin Sarney, (617) 945-9146

kevin@enumeral.com

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.